UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2011

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, The Spectranetics Corporation (the “Company”) announced that Scott Drake has been appointed as the President and Chief Executive Officer of the Company, effective August 10, 2011.

On July 8, 2011, the Company and Mr. Drake entered into an Employment Agreement (the “Employment Agreement”), effective as of August 10, 2011 (the “Effective Date”). The Employment Agreement provides that Mr. Drake will be paid an annual base salary of $500,000, and will be entitled to earn an annual cash bonus equal to 60% of Mr. Drake’s then annual base salary at target performance, with the maximum annual cash bonus equal to 100% of Mr. Drake’s base salary, based upon the achievement of annual quantitative and qualitative performance objectives set by the Compensation Committee of the Company’s Board of Directors at the beginning of each year. Mr. Drake’s bonus for 2011, if any, will be prorated for his partial year of service. In addition to his base salary, Mr. Drake will be entitled to a signing bonus of $60,000. Mr. Drake’s employment with the Company will be for an unspecified duration and constitutes “at-will” employment.

Under the terms of the Employment Agreement, in the event of Mr. Drake’s termination, Mr. Drake will be entitled to receive (i) any accrued and unpaid base salary and the value of any accrued and unused vacation (both, as through the date of termination), (ii) except in the case of a termination for Cause (as defined in the Employment Agreement), any accrued and unpaid bonuses for any fiscal year of the Company ended prior to the date of termination and (iii) any unreimbursed business expenses incurred by Mr. Drake prior to the date of termination. In the event the Company terminates Mr. Drake's employment without Cause or Mr. Drake terminates his employment for Good Reason (as defined in the Employment Agreement) on or after the six-month anniversary of the Effective Date, then, in addition to the foregoing, Mr. Drake will be entitled to receive a single lump sum payment equal to (i) 50% of his then-current annual base salary in the event such termination occurs during the period commencing on the six-month anniversary of the Effective Date and ending on the one-year anniversary of the Effective Date, or (ii) the sum of his then-current annual base salary and his target annual bonus, each as in effect on the date of termination, in the event such termination occurs after the one-year anniversary of the Effective Date.

The Employment Agreement contains customary perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Mr. Drake’s employment and for one year following any termination thereof.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference thereto.

Under the terms of the Employment Agreement, the Company also agreed to grant to Mr. Drake, as of the Effective Date, 50,000 restricted stock units (the “RSUs”) under The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”). The RSUs shall vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to Mr. Drake’s continued service to the Company through each vesting date. Each RSU that vests represents the right to receive one share of the Company’s common stock (“Common Stock”), to be issued as soon as practicable following the date on which the RSU vests.

Under the terms of the Employment Agreement, the Company also agreed to grant to Mr. Drake, as of the Effective Date, an option to purchase 400,000 shares of Common Stock under the Plan at an exercise price equal to the closing sale price of the Common Stock on the Effective Date. The option is subject to a performance target and a “Time Vesting Schedule,” which provides for vesting of the option with respect to 1/48th of the shares on each monthly anniversary of the grant date up to and including the monthly anniversary occurring on the four year anniversary of the grant date. The performance target shall be deemed to have been achieved if and when, prior to the expiration, cancellation or other termination of the option, (i) the average of the closing trading prices (on the principal stock exchange on which the stock is then listed) of the Common Stock for a period of ten consecutive trading days equals or exceeds $10.00 per share, or (ii) the highest price per share of Common Stock paid in a transaction that results in a change in control of the Company equals or exceeds $10.00. If the performance target is achieved, the option shall vest and become exercisable with respect to that number of shares that would have been vested as of such date had the option been subject to the Time Vesting Schedule only, and the remaining unvested portion (if any) of the option shall thereafter vest in accordance with the Time Vesting Schedule. The option will also become fully vested and exercisable upon a change in control of the Company that occurs after the second anniversary of the date of grant irrespective of whether the performance target is achieved. The option has a term of 10 years from the date of grant.

The foregoing summaries of the RSU and option awards do not purport to be complete and are qualified in their entirety by reference to the Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement and the Stock Option Grant Notice and Stock Option Agreement, which are included as Exhibits A and B to the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Employment Agreement between Scott Drake and The Spectranetics Corporation dated July 8, 2011 and effective as of August 10, 2011, which includes Exhibit A—Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement and Exhibit B—Stock Option Grant Notice and Stock Option Agreement

99.1	Press release issued by The Spectranetics Corporation on July 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	July 12, 2011	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Employment Agreement between Scott Drake and The Spectranetics Corporation dated July 8, 2011 and effective as of August 10, 2011, which includes Exhibit A—Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement and Exhibit B—Stock Option Grant Notice and Stock Option Agreement

99.1	Press release issued by The Spectranetics Corporation on July 12, 2011

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